EX-99.28(h)(3)(b)

THIRD AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 12th day of November, 2012, to the Fund Accounting Servicing Agreement, amended and restated as of March 27, 2006, as amended  August 28, 2006, and January 29, 2010 (the “Agreement”), is entered into by and between JACOB FUNDS INC. f/k/a JACOB INTERNET FUND INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Directors.

NOW THEREFORE, the Company and USBFS agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By:           /s/ Ryan I. Jacob                                           By:           /s/ Michael R. McVoy

Name:           Ryan Jacob                                           Name:        Michael R. McVoy
Title:           Chairman                                                Title:           Executive Vice President

Exhibit A to the Fund Accounting Servicing Agreement
Jacobs Funds Inc. f/k/a Jacob Internet Fund Inc.

Separate Series of Jacob Funds Inc. f/k/a Jacob Internet Fund Inc.

Name of Series                                                                                                           Date Added
Jacob Internet Fund                                                                                               August 27, 1999
Jacob Small Cap Growth Fund                                                                              January 29, 2010
Jacob Wisdom Fund                                                                                              January 29, 2010
Jacob Micro Cap Growth Fund                                                                           November 12, 2012